                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Landmark Systems Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statements, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                          LANDMARK SYSTEMS CORPORATION
                           8000 TOWERS CRESCENT DRIVE
                             VIENNA, VIRGINIA 22182

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1998
                             ---------------------

To our stockholders:

     NOTICE IS HEREBY GIVEN that the 1998 annual meeting of stockholders of Landmark Systems Corporation will be held at the principal executive offices of Landmark Systems Corporation, located at 8000 Towers Crescent Drive, Vienna, Virginia 22182, on Monday, May 11, 1998, at 3:30 p.m., local time, for the following purposes:

          1. to elect seven directors of the Company for terms expiring at the 1999 annual meeting of stockholders;

          2. to approve the adoption by the Board of Directors of the 1998 Employee Stock Purchase Plan;

          3. to ratify the selection by the Board of Directors of Price Waterhouse LLP as independent accountants of the Company for the Company's fiscal year ending December 31, 1998; and

          4. to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 3, 1998 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

                                            By order of the Board of Directors,

                                            RALPH E. ALEXANDER
                                            Secretary

Dated: April 10, 1998

                          YOUR VOTE IS VERY IMPORTANT.
                WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,
              PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT
                PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                          LANDMARK SYSTEMS CORPORATION

                           8000 TOWERS CRESCENT DRIVE
                             VIENNA, VIRGINIA 22182

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1998
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Landmark Systems Corporation (the "Company") for use at the 1998 annual meeting of stockholders to be held at the principal executive offices of the Company, located at 8000 Towers Crescent Drive, Vienna, Virginia 22182, on Monday, May 11, 1998, at 3:30 p.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

     The Company is mailing its annual report for the fiscal year ended December 31, 1997, together with this proxy statement and the enclosed proxy, to stockholders entitled to vote at the annual meeting. The annual report does not form any part of the material for the solicitation of proxies.

     The Company will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

     This proxy statement and the enclosed proxy are first being mailed to the Company's stockholders on or about April 10, 1998.

VOTING AND REVOCABILITY OF PROXIES

     A proxy for use at the annual meeting and a return envelope are enclosed. Shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted "FOR" the election of the seven director nominees named in the proxy, "FOR" the approval of the adoption by the Board of Directors of the 1998 Employee Stock Purchase Plan and "FOR" the ratification of the selection by the Board of Directors of Price Waterhouse LLP as the Company's independent accountants for fiscal year 1998. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any such matters properly come before the annual meeting, however, the persons named in the proxy are fully authorized to vote thereon in accordance with their judgment and discretion.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Landmark Systems Corporation, 8000 Towers Crescent Drive, Vienna, Virginia 22182, Attention: Corporate Secretary.

VOTING PROCEDURE

     All holders of record of the Common Stock of the Company at the close of business on April 3, 1998 will be eligible to vote at the annual meeting. Each holder of Common Stock is entitled to one vote at the annual meeting for each share held by such stockholder. As of April 3, 1998, there were 11,358,901 shares of Common Stock outstanding.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (as hereinafter defined) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the annual meeting. The inspectors of election will treat shares represented by executed proxies which abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that such broker or other nominee does not have discretionary authority to vote such shares (a "broker non-vote") on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining the approval of any such proposal.

                               SECURITY OWNERSHIP

     The information set forth below regarding beneficial ownership of the Common Stock has been presented in accordance with rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership of Common Stock includes any shares as to which a person has the sole or shared voting power or investment power and also any shares which a person has the right to acquire within 60 days from April 3, 1998 through the exercise of any stock option or other right.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of April 3, 1998, information regarding the beneficial ownership of the Common Stock by each director and each nominee to the Board of Directors, each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation," each beneficial owner of more than 5% of the Company's Common Stock and all directors and executive officers of the Company as a group.

                   NAME AND ADDRESS                      AMOUNT AND NATURE OF     PERCENT
                  OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP   OF CLASS(1)
                  -------------------                    --------------------   -----------
Patrick H. McGettigan(2)...............................       3,677,500            32.4%
Katherine K. Clark(3)..................................       2,130,836            18.4
Ralph E. Alexander(3)..................................         203,507             1.8
Theodore L. Cruse(3)...................................          33,363              *
John D. Hunter(3)......................................         237,889             2.1
Henry D. Barratt, Jr.(4)...............................         592,793             5.2
Jeffrey H. Bergman(5)..................................         472,042             4.2
T. Eugene Blanchard(3).................................          12,000              *
Patrick W. Gross(3)....................................          12,150              *
All directors and executive officers as a
  group (13 persons)(3)................................       7,522,276            62.2
Blue Water Strategic Fund I, LLC(4)....................         592,793             5.2

---------------
* Represents holdings of less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In comparing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are exercisable at or within 60 days of April 3, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Unless otherwise specified in the footnotes to this table, the address of each person set forth in the above table is 8000 Towers Crescent Drive, Vienna, Virginia 22182.

(2) Includes 164,000 shares held by The Patrick H. McGettigan Foundation, of which Mr. McGettigan and his two adult children are the trustees. The trustees of this foundation share voting power.

(3) Includes shares which may be acquired within 60 days of April 3, 1998 pursuant to outstanding options by the person or persons listed, as follows: Ms. Clark, 228,345; Mr. Alexander, 202,145; Mr. Cruse, 33,187; Mr. Hunter, 129,907; Mr. Blanchard, 12,000; Mr. Gross, 12,000; all directors and officers as a group, 738,329.

(4) Mr. Barratt is an affiliate of Blue Water Strategic Fund I, LLC ("Blue Water"), which holds 592,793 shares of Common Stock and shares voting power with respect to such shares with the three other principals of Blue Water. The address of Blue Water is 8300 Greensboro Drive, Suite 1020, McLean, Virginia 22012.

(5) Does not include 111,743 shares held by the Bergman Family Trust, as to which Mr. Bergman disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

NOMINEES FOR ELECTION AS DIRECTORS

     The Company's Articles of Incorporation and Bylaws provide that the Board of Directors (the "Board") is to be elected at the annual meeting of the stockholders. The number of directors of the Board is currently seven.

     If elected, the director nominees will serve a one-year term to expire at the 1999 annual meeting of stockholders or until their successors are elected and qualified or their earlier resignation or removal. The seven incumbent directors standing for election to the Board are: Patrick H. McGettigan, Katherine K. Clark, Ralph E. Alexander, Henry D. Barratt, Jr., Jeffrey H. Bergman, T. Eugene Blanchard and Patrick W. Gross.

     Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board of Directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

     Biographical information concerning each of the nominees is presented on the following pages.

NOMINEES FOR ELECTION FOR 1998 TERM

                                                           DIRECTOR
                    NAME                          AGE       SINCE
                    ----                          ---      --------
Patrick H. McGettigan.......................      56         1982
Katherine K. Clark..........................      41         1983
Ralph E. Alexander..........................      52         1997
Henry D. Barratt, Jr........................      46         1997
Jeffrey H. Bergman..........................      54         1983
T. Eugene Blanchard.........................      67         1997
Patrick W. Gross............................      53         1997

     PATRICK H. MCGETTIGAN, a co-founder of the Company, has served as Chairman of the Board of Directors since 1982. Mr. McGettigan is the author of the Company's initial product, The Monitor for CICS. Mr. McGettigan served as President of the Company from 1982 to 1989 and as Chief Executive Officer from 1982 to 1994. Prior to founding the Company, Mr. McGettigan held a variety of technical and systems programming positions over a 17 year career at Blue Cross and Blue Shield of the National Capital Area.

     KATHERINE K. CLARK, a co-founder of the Company, has headed product development, technical support, finance and human resources at various times over the Company's history, has been a director of the Company since 1983 and from November 1993 to September 1997 was President of the Company. In 1994, Ms. Clark assumed her current role as Chief Executive Officer of the Company and is responsible for the long-term strategic direction of the Company.

     RALPH E. ALEXANDER joined the Company in November 1995 as Chief Financial Officer, became Chief Operating Officer in March 1996, a director in March 1997 and President in September 1997. Prior to his employment with the Company, Mr. Alexander served as Executive Vice President and Chief Financial Officer of Rational Software Corporation, a software development company, from 1994 to 1995. From 1991 to

1994, Mr. Alexander served as President and Chief Executive Officer of Verdix Corporation, a software development company, which merged with Rational in 1994.

     HENRY D. BARRATT, JR. has served as a director of the Company since March 1997. Since January 1996, Mr. Barratt has been Managing Director of Blue Water Capital, LLC, a venture capital management company. From September 1994 to January 1996, Mr. Barratt was President of the Drayton Company, an investment banking firm, and from March 1990 to August 1994 was a partner with CEO Venture Fund, a venture capital company.

     JEFFREY H. BERGMAN, a director of the Company since 1983, has served as a principal of Interboard, a division of the Interface Group Ltd./Boyden, an executive placement company, since 1996. From 1991 to 1996, Mr. Bergman was President of Celodon Technologies, a technology consulting firm. From 1983 to 1991, Mr. Bergman held various positions within the Company, including that of President.

     T. EUGENE BLANCHARD has been associated with the Company as a member of the Company's Advisory Board since 1993 and was elected to the Board in March 1997. (The Advisory Board was terminated in October 1997.) From 1979 to February 1997, Mr. Blanchard served as Senior Vice President, Chief Financial Officer and a director of DynCorp, a provider of technical and professional services to government agencies and the airline industry. Mr. Blanchard continues to serve as a director of DynCorp.

     PATRICK W. GROSS has been associated with the Company as a member of the Advisory Board since 1993 and was elected to the Board in March 1997. Mr. Gross is a founder of American Management Systems, Inc. ("AMS"), an international business and information technology consulting firm, and has served as a principal executive officer and a director of AMS since its founding in 1970. Mr. Gross is currently Chairman of the Executive Committee of AMS, and also serves as a director of Capital One Financial Corporation and Computer Network Technology Corporation.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board held five meetings during the Company's 1997 fiscal year. Each director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period he or she served as a director and the total number of meetings held by each committee of the Board on which he or she served (during the period for which he or she served). In addition, during 1997 the Board took action five times by unanimous written consent.

     Throughout 1997, the Board had a standing Audit Committee. A standing Compensation Committee was formed in April 1997. The Board has no standing nominating committee or other committee performing a similar function.

     The Audit Committee, which met four times during 1997, currently consists of Messrs. Bergman and Blanchard. The Committee is responsible for recommending to the full Board of Directors the selection of the Company's independent public accountants, reviewing the scope of the plans and the results of the audit engagement, reviewing the independence of the public accountants, considering the range of audit and non-audit fees, reviewing the adequacy of the Company's internal accounting controls and exercising oversight with respect to the Company's code of conduct and other policies and procedures regarding adherence with legal requirements.

     The Compensation Committee, which took action once in 1997 by unanimous written consent, currently consists of Messrs. Barratt, Blanchard and Gross. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for, and administering the Company's stock option and stock purchase plans as they relate to, the Company's officers. The salaries, bonuses and other compensation for Ms. Clark and Messrs. McGettigan and Alexander are subject to ratification by the Board.

     Each director, other than those who are employees of the Company, receives from the Company $1,250 for each Board meeting attended, $500 for each Committee meeting attended and reimbursement of expenses incurred in attending meetings. Directors who are not employees of the Company are not eligible to participate in any of the Company's stock incentive or stock purchase plans other than the 1996 Advisory Board and

Directors Stock Incentive Plan (the "Board Plan"; see "Executive
Compensation -- Compensation Plans and Other Arrangements").

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid to the Chief Executive Officer of the Company and to each of the other four most highly compensated executive officers (the "Named Executive Officers") for fiscal years 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        ------------
                                               ANNUAL COMPENSATION       NUMBER OF
                                            -------------------------    SECURITIES
                 NAME AND                           SALARY     BONUS     UNDERLYING     ALL OTHER
            PRINCIPAL POSITION              YEAR     ($)        ($)     OPTIONS (#)    COMPENSATION
            ------------------              ----   --------   -------   ------------   ------------
Katherine K. Clark (1)....................  1997   $210,000   $ 5,000      22,500              --
  Chief Executive Officer                   1996   $210,000   $12,500          --              --
Patrick H. McGettigan.....................  1997   $275,769   $ 5,000          --              --
  Chairman of the Board                     1996   $300,000   $12,500          --        $    493(2)
John D. Hunter............................  1997   $200,000   $ 5,000      22,500
  Vice President, Mainframe Products        1996   $200,000   $12,500          --        $221,250(3)
Ralph E. Alexander (1)....................  1997   $175,000   $ 5,000      22,500              --
  President, Chief Operating Officer and
  Chief                                     1996   $171,250   $12,500     174,375              --
  Financial Officer
Theodore L. Cruse.........................  1997   $100,000   $72,353      15,000              --
  Vice President, North American Sales      1996   $ 95,040   $66,166      38,250        $  4,085(4)

---------------
(1) Ms. Clark was President from November 1993 to September 1997. Mr. Alexander became President in September 1997.

(2) Represents insurance premiums paid on behalf of Mr. McGettigan.

(3) Represents the amount recognized as taxable income to Mr. Hunter, in connection with the exercise of non-qualified stock options in 1997, equal to the difference between the fair market value of the underlying securities at the date of exercise and the exercise price.

(4) Represents the cost of a sales incentive award.

STOCK OPTION GRANTS IN FISCAL YEAR 1997

     The following table sets forth information concerning all stock options granted during 1997 to the Named Executive Officers.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                       POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                     VALUE AT ASSUMED
                                    -----------------------------------------------    ANNUAL RATE OF STOCK
                                    NUMBER OF    % OF TOTAL                           PRICE APPRECIATION FOR
                                    SECURITIES    OPTIONS                                 OPTION TERM(3)
                                    UNDERLYING   GRANTED TO   EXERCISE                -----------------------
                                     OPTIONS     EMPLOYEES     PRICE     EXPIRATION       5%          10%
               NAME                 GRANTED(1)   IN 1997(2)    ($/SH)       DATE         ($)          ($)
               ----                 ----------   ----------   --------   ----------   ----------   ----------
Katherine K. Clark(4).............    22,500        3.97%      $4.00      1/28/07      $156,763     $288,623
  Chief Executive Officer
Patrick H. McGettigan.............        --          --          --           --            --           --
  Chairman of the Board
John D. Hunter....................    22,500        3.79%      $4.00      1/28/07      $156,763     $288,623
  Vice President, Mainframe
  Products
Ralph E. Alexander(4).............    22,500        3.79%      $4.00      1/28/07      $156,763     $288,623
  President, Chief Operating
  Officer and Chief Financial
  Officer
Theodore L. Cruse.................    15,000        2.53%      $4.00      1/28/07      $104,509     $192,415
  Vice President, North American
  Sales

---------------
(1) All options were granted at an exercise price equal to the fair market value of the Common Stock as determined by the Board of Directors. The Common Stock was not publicly traded at the time the options were granted. All options vest ratably over four years beginning on the first anniversary of the date of grant and are fully vested on the fourth anniversary of the date of grant.

(2) Based on an aggregate of 593,452 options granted in 1997.

(3) Potential realizable values are based on assumed rates of annual compound stock appreciation of 5% and 10% over the $7.00 per share initial public offering price from the date of the Company's initial public offering through the expiration date of the options, and are net of exercise price, but before taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period.

(4) Ms. Clark was President from November 1993 to September 1997. Mr. Alexander became President in September 1997.

     The following table sets forth information concerning the exercise of stock options during fiscal year 1997 by the Named Executive Officers and the number and value of unexercised stock options at December 31, 1997.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND
                       1997 FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                              NUMBER OF                    OPTIONS AT FISCAL             OPTIONS AT FISCAL
                               SHARES       VALUE            YEAR-END (#)                 YEAR-END ($)(1)
                             ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
NAME AND PRINCIPAL POSITION   EXERCISE       ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------  -----------   --------   -----------   -------------   -----------   -------------
Katherine K. Clark(2).....          --                  222,720         22,500      $1,315,656      $112,500
  Chief Executive Officer
Patrick H. McGettigan.....          --                       --             --              --            --
  Chairman of the Board
John D. Hunter............     112,500     $675,000     124,282         22,500      $  741,529      $112,500
  Vice President, Mainframe
  Products
Ralph E. Alexander(2).....          --                  131,008        193,367      $  655,040      $966,835
  President, Chief
  Operating Officer and
  Chief Financial Officer
Theodore L. Cruse.........          --                   27,562         47,438      $  140,600      $237,190
  Vice President, North
  American Sales

---------------
(1) Based on the closing price per share of the Common Stock of $9.00 on December 31, 1997, as reported on the Nasdaq National Market, minus the per share exercise price.

(2) Ms. Clark was President from November 1993 to September 1997. Mr. Alexander became President in September 1997.

EXECUTIVE EMPLOYMENT CONTRACTS

     In April 1997, the Company entered into an employment agreement with Mr. Ralph E. Alexander, the Company's President, Chief Operating Officer and Chief Financial Officer. The Agreement is for a term of three years and renews automatically thereafter for consecutive terms of one year unless either party elects not to renew the agreement by providing the other with 90 days prior written notice. The Company has the right at any time to terminate Mr. Alexander's employment agreement for convenience, provided the Company pays a severance amount equal to three-fourths of the salary in effect at the time of termination during the nine-month period following such termination.

COMPENSATION PLANS AND OTHER ARRANGEMENTS

     To promote the long-term growth of the Company and its subsidiaries, the Company has adopted the plans described below. The provisions of the plans are intended to conform to the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

  Stock Incentive Plans

     The Company maintains the First Amended and Restated 1989 Stock Incentive Plan, the 1992 Executive Stock Incentive Plan, and the 1994 Stock Incentive Plan (collectively, the "Stock Incentive Plans"). Under the Stock Incentive Plans, incentive stock options, nonqualified stock options, restricted stock and bonus stock may be granted to employees of the Company. The purpose of the Stock Incentive Plans is to offer employees additional incentive and encouragement to remain in the service of the Company by increasing their personal participation in the Company through stock ownership.

     As of March 13, 1998, a total of 36,918 shares of Common Stock were reserved for issuance under the First Amended and Restated 1989 Stock Incentive Plan and options to acquire 36,918 shares of Common Stock were outstanding under this plan. As of March 13, 1998, a total of 304,687 shares of Common Stock were reserved for issuance under the 1992 Executive Stock Incentive Plan and options to acquire a total of 304,687 shares of Common Stock were outstanding under this plan. As of March 13, 1998, a total of 2,941,167 shares of Common Stock were reserved for issuance under the 1994 Stock Incentive Plan and options to acquire 2,247,828 shares of Common Stock were outstanding under this Plan. The number of shares of Common Stock reserved for issuance under the 1994 Stock Incentive Plan was increased to 3,000,000 in August 1997. Unless the plans are sooner terminated by action of the Board, these plans terminate in February 1999, March 1999 and September 2004, respectively. The number of shares subject to each Stock Incentive Plan may be adjusted by the Board in the event of a merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, reclassification, stock divided, stock split, reverse stock split, or similar distribution with respect to the outstanding shares of Common Stock.

     The Stock Incentive Plans are administered by the Stock Option Committee, which currently consists of Ms. Clark and Messrs. McGettigan and Alexander, with respect to all non-officer employees. The Compensation Committee administers the Stock Incentive Plans with respect to the Company's officers. Grants under the Stock Incentive Plans to Ms. Clark and Messrs. McGettigan and Alexander are subject to ratification by the Board. The Board may amend the Stock Incentive Plans at any time. The Board (or the applicable committee) is authorized to determine, consistent with the provisions of the Stock Incentive Plans, the employees to be granted stock options, restricted stock, and stock bonuses, and to determine the terms of each stock option and restricted stock award granted, including (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the duration of the option, and (iv) any other appropriate terms of the option agreement. The Board also may accelerate the time at which any option may be exercised. Each Stock Incentive Plan provides that in the event of a merger in which the Company is not the surviving corporation, the sale of 50 per cent or more of the Company's outstanding stock to persons who are not stockholders on the date of grant, or the liquidation or dissolution of the Company, each outstanding option and restricted stock award will automatically become vested immediately prior to the effective date of such event.

     Each Stock Incentive Plan requires that the exercise price of each incentive stock option be set at the fair market value of the Common Stock on the date of grant. The 1989 and 1994 Stock Incentive Plans require that the exercise price of each nonqualified stock option be set at no less than 85 per cent of the fair market value of the Common Stock on the date of grant. The 1992 Executive Stock Incentive Plan provides that the exercise price of each nonqualified stock option be set at no less than the par value of the Common Stock.

  Board Plan

     The Company adopted the Board Plan pursuant to which nonqualified stock options are granted to designated members of the Board who are not employees of the Company (each a "designee"). As of March 13, 1998, a total of 288,000 shares were reserved for issuance under the Board Plan, which terminates in December 2006.

     Under the Board Plan, a designee receives a nonqualified stock option to purchase the greater of 6,000 shares of Common Stock or the difference between 24,000 shares of Common Stock and the number of shares of Common Stock subject to any option previously granted to such designee by the Company. As of the date of each annual stockholders meeting, each designee who has not previously received a grant during the calendar year will receive a nonqualified stock option to purchase 6,000 shares of the Company's common stock. The exercise price of each option is set at the fair market value of the Company's Common Stock on the date of grant. The options vest over a four-year period.

     As of March 13, 1998, options to purchase 48,000 shares of Common Stock were outstanding pursuant to the Board Plan.

  Employee Stock Purchase Plan

     In 1991, the Company adopted the 1991 Employee Stock Purchase Plan (the "1991 Stock Purchase Plan"), pursuant to which full-time employees of the Company who have been employed by the Company on a full-time basis for a period of six continuous months may purchase Common Stock through payroll deductions or by direct payment. The purchase price is the fair market value of the Common Stock at the time of purchase. In general, eligible employees may not purchase more than the number of shares of Common Stock determined by dividing 10% of the employee's cash compensation by the fair market value of the Company's Common Stock on the date of purchase. The rights to purchase Common Stock under the 1991 Stock Purchase Plan do not qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986 (the "Code").

     The 1991 Stock Purchase Plan is administered by the Compensation Committee. Effective as of April 1, 1997, the Board suspended purchases under the 1991 Stock Purchase Plan.

               APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

                                  (PROPOSAL 2)

     In April 1998, the Board adopted, subject to shareholder approval, the Company's 1998 Employee Stock Purchase Plan (the "1998 Stock Purchase Plan") authorizing the issuance of 1,000,000 shares of the Company's Common Stock.

     Approval of the adoption by the Board of the 1998 Stock Purchase Plan requires the affirmative vote of the holders of a majority of the votes cast at the meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE 1998 STOCK PURCHASE PLAN.

     The essential features of the 1998 Stock Purchase Plan are outlined below. This description is qualified in its entirety by the complete 1998 Stock Purchase Plan, a copy of which is attached as Appendix A. Subject to stockholder approval of the 1998 Stock Purchase Plan, the Company intends to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering 1,000,000 shares of Common Stock issuable under the 1998 Stock Purchase Plan.

     General. The purpose of the 1998 Stock Purchase Plan is to provide a means by which employees of the Company (and any subsidiary of the Company designated by the Board to participate in the 1998 Stock Purchase Plan (an "Affiliate")) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     The rights to purchase Common Stock granted under the 1998 Stock Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

     Administration. The 1998 Stock Purchase Plan will be administered by the Board, unless the responsibility is delegated to an appropriate committee of the Board, and the Board has the final power to construe and interpret the 1998 Stock Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the 1998 Stock Purchase Plan, to determine whether Common Stock will be purchased from the Company, in open market transactions or in private transactions.

     Shares subject to the 1998 Stock Purchase Plan. The 1998 Stock Purchase Plan provides that 1,000,000 shares of Common Stock may be issued and purchased under the Plan. If rights granted under the 1998 Stock Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

     Offerings. The 1998 Stock Purchase Plan is implemented by offerings of rights to all eligible employees to purchase stock. Generally, each such offering will be for 3 months' duration coinciding with calendar quarters. Purchases will be made as of the last business day of each calendar quarter.

     Eligibility. Any U.S. employee who is customarily employed at least twenty hours per week and five months per calendar year by the Company (or by any subsidiary) is eligible to participate under the 1998 Stock Purchase Plan.

     Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the 1998 Stock Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined based on the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

     Participation. Eligible employees become participants in the 1998 Stock Purchase Plan by delivering to the Company, prior to the first day of the calendar quarter, an agreement authorizing payroll deductions of up to 10% of such employees' cash compensation during the purchase period.

     Purchase Price. The purchase price per share at which shares are sold under the 1998 Stock Purchase Plan is the lower of (i) 90% of the fair market value of a share of Common Stock on the first day of the calendar quarter, or
(ii) 90% of the fair market value of a share of Common Stock on the last day of the calendar quarter. Fair market value is based on the closing price of the Common Stock as reported by the Nasdaq National Market on the last business day preceding the applicable determination date.

     Payroll Deductions. Each eligible employee may authorize payroll deductions to purchase shares. A participant may increase or reduce his or her payroll deductions as of the first day of any calendar quarter. A participant may reduce his or her participation percentage to zero or withdraw from the Plan at any time. All payroll deductions made for a participant are credited to his or her account under the 1998 Stock Purchase Plan and deposited with the general funds of the Company.

     Purchase of Stock. By executing an agreement to participate in the 1998 Stock Purchase Plan, an eligible employee is entitled to purchase shares under the 1998 Stock Purchase Plan. Participants may not purchase more than $25,000 of stock in any calendar year. If the aggregate number of shares to be purchased would exceed the maximum aggregate number of shares available for issuance under the 1998 Stock Purchase Plan, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at each exercise date designated by the Board at the applicable price. See "Withdrawal" below.

     Withdrawal. While each participant in the 1998 Stock Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from the Plan by terminating his or her payroll deductions and by delivering a notice of withdrawal from the 1998 Stock Purchase Plan to the Company. Such withdrawal may be elected at any time.

     Upon any withdrawal from the Plan by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, and such employee's interest in the Plan will be automatically terminated. The employee is not entitled to again participate in the Plan until the first day of the next calendar quarter. An employee's withdrawal from the Plan will not have any effect upon such employee's eligibility to participate in the Plan at a later date.

     Termination of Employment. The right to purchase shares under the 1998 Stock Purchase Plan terminates immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all his or her accumulated payroll deductions, without interest.

     Restrictions on Transfer. Rights granted under the 1998 Stock Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

     Effect of Certain Corporate Events. If any change is made in the stock subject to the 1998 Stock Purchase Plan, or any rights granted under the 1998 Stock Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1998 Stock Purchase Plan and outstanding rights will be appropriately adjusted in the class and maximum number of shares subject to the 1998 Stock Purchase Plan and the class, number of shares and price per share of stock subject to outstanding rights.

     In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock are converted into other property or any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the 1998 Stock Purchase Plan, (ii) such rights may continue in full force and effect or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing offering terminated.

     Duration, Amendment and Termination. The Board may suspend or terminate the 1998 Stock Purchase Plan at any time. Unless sooner terminated, the 1998 Stock Purchase Plan will terminate on April 1, 2008.

     The Board may also amend the 1998 Stock Purchase Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve (12) months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for issuance under the 1998 Stock Purchase Plan; (ii) modify the requirements as to eligibility for participation in the 1998 Stock Purchase Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the
Code); or (iii) decrease the purchase price.

     Rights granted before amendment or termination of the 1998 Stock Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted.

     Federal Income Tax Information. Rights granted under the 1998 Stock Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

     A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Generally, other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

     If the stock is disposed of at least two years after the first day of the offering period and at least one year after the purchase date of the stock, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price of the stock or (ii) 10% of the fair market value of the stock on the applicable determination date, will be treated as ordinary income. Any further gain, or any loss, will be taxed as a long-term capital gain or loss if it was held for more than eighteen (18) months, or mid-term capital gain or loss if it was held for more than twelve (12) months but not more than eighteen (18) months.

     If the stock is disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain or loss will be treated as capital gain or loss. Such gain or loss will be: (i) long-term if the stock was held for more than eighteen (18) months, (ii) mid-term if the stock was held for more than twelve (12) months but not more than eighteen (18) months or (iii) short-term if the stock was not held more than twelve (12) months. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the 1998 Stock Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxable as ordinary income to a participant by reason of a disposition before the expiration of the holding periods described above (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and, perhaps, in the future, the satisfaction of a withholding or tax reporting obligation).

     Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of rights granted under the 1998 Stock Purchase Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable.

               REPORT OF THE COMPENSATION COMMITTEE AND THE BOARD
                  OF DIRECTORS OF LANDMARK SYSTEMS CORPORATION
                           ON EXECUTIVE COMPENSATION

     In accordance with the rules of the Securities and Exchange Commission, the Compensation Committee and the Board offer this report regarding the executive compensation policy and compensation program for the Chief Executive Officer and other executive officers of the Company in effect for fiscal year 1997. This report, as well as the Performance Graph on page 16, are not soliciting materials, are not deemed filed with the Securities and Exchange Commission and are not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

OVERVIEW AND PHILOSOPHY

     The Company's Compensation Committee is composed of three outside directors who are not employees of the Company, Henry D. Barratt, Jr., T. Eugene Blanchard, and Patrick W. Gross. Among other responsibilities, the Compensation Committee is responsible for establishing salaries, bonuses and other compensation for, and administering the Company's stock option and stock purchase plans as they relate to, the Company's officers. The salaries, bonuses and other compensation for Ms. Clark and Messrs. McGettigan and Alexander are subject to ratification by the Board. In general, the compensation policies adopted by the Compensation Committee are intended to attract and retain executives capable of enabling the Company to meet its business objectives and motivate the Company's executives to enhance long-term stockholder value.

EXECUTIVE OFFICER COMPENSATION

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation in the form of a cash bonus and long-term incentive compensation in the form of stock option grants.

     In light of the Company's new status as a public company, the Compensation Committee intends to review whether changes in the executive compensation program are appropriate. In general, the Compensation Committee intends to recommend setting annual executive cash compensation (base salary and bonus) and provide option grants at levels above the median levels in the software industry, adjusted for the size of the Company, its stage of development, the highly competitive and innovative nature of the software industry and the level of responsibility, experience, performance and significant achievements of the executive officers.

BASE SALARY

     Over the past few years the Company has moved executive officer base salary to competitive levels relative to the various markets from which the Company attracts executive talent. Competition for senior level talent in the software industry, particularly in the Northern Virginia market, continues to be high. Because of this condition and due to the continuing growth of the Company, the base salary for executive officers generally is set above the median level of comparable companies.

CASH INCENTIVE BONUS

     The Company pays bonuses to its executive officers at the end of each calendar quarter based primarily upon the Company's performance, taking into consideration individual performance and the other factors noted above. On a forward basis, the Compensation Committee is establishing financial and business targets for guidance in setting fiscal 1998 bonus awards.

STOCK OPTION GRANTS

     The Company broadly grants stock options in order to provide long-term incentives and align employee and stockholder long-term interests by creating a direct link between compensation and stockholder return. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant. In order to facilitate long-term incentives through the option grants, options are subject to vesting over four years, with 25% of the shares vesting at the end of each of the first, second, third, and fourth years following the date of grant. During 1997, 35.6% of the total options granted by the Company were granted to executive officers of the Company, including 13.9% of the total options granted to the Named Executive Officers.

     The option vesting period is designed to encourage employees to work with a long term view of the Company's welfare and to establish their long term affiliation with the Company. It is also designed to reduce employee turnover and to retain the trained skills of valued staff.

     Because a primary purpose of granting options is to provide incentives for future performance and to secure retention of valued employees, the Committee considers each individual's previously granted shares and the number of unvested shares when granting additional stock options.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted by the Compensation Committee under the Company's Stock Incentive Plans with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER COMPENSATION

     During 1997, Katherine K. Clark, a founder of the Company and its Chief Executive Officer, and Ralph E. Alexander, the President, Chief Operating Officer and Chief Financial Officer, led the Company towards significant business and financial achievements. Financially, the Company enjoyed strong growth and success: revenues for 1997 increased 19% over 1996 revenues and the Company generated $3.0 million of net income in 1997 as compared to a net loss of $(1.2) million in 1996. The Company closed its initial public offering on November 21, 1997. Based on the initial offering price of $7.00 per share, the Company's stock price has increased 29% through December 31, 1997. During 1997, Ms. Clark received a base salary of $210,000, a bonus of $5,000, and a nonqualified stock option grant of 22,500 shares. Mr. Alexander received a base salary of $175,000, a bonus of $5,000, and a nonqualified stock option grant of 22,500 shares. The compensation of Ms. Clark and Mr. Alexander was determined by the Board prior to the Company becoming a public company. As a result, the Compensation Committee did not determine the compensation of Ms. Clark and Mr. Alexander for 1997. The Compensation Committee intends to evaluate the compensation provided to Ms. Clark and Mr. Alexander during 1998.

BOARD OF DIRECTORS:                            COMPENSATION COMMITTEE:
Patrick H. McGettigan                          Henry D. Barratt, Jr.
Katherine K. Clark                             T. Eugene Blanchard
Ralph E. Alexander                             Patrick W. Gross
Henry D. Barratt, Jr.
Jeffrey H. Bergman
T. Eugene Blanchard
Patrick W. Gross

                 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                     PARTICIPATION AND CERTAIN TRANSACTIONS

     Since April 1997, Henry D. Barratt, Jr., T. Eugene Blanchard and Patrick W. Gross, none of whom is an employee of the Company, have served on the Compensation Committee of the Board. On March 7 and April 1, 1997, the Company issued to Blue Water, in a private placement transaction, an aggregate of 395,195 shares of Series B Preferred Stock at a purchase price of $6.326 per share. In connection with this transaction and pursuant to the terms of the Series B Preferred Stock, Mr. Barratt, an affiliate of Blue Water, became a member of the Board. Upon consummation of the Company's initial public offering in November 1997, the outstanding shares of Series B Preferred Stock were automatically converted into 592,793 shares of Common Stock. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or the Compensation Committee.

                              CERTAIN TRANSACTIONS

     In connection with the discontinuation of Mr. Bergman's employment as an officer of the Company in June 1992, Mr. Bergman and the Company entered into a Separation Agreement and a Noncompetition Agreement, each of which expired in April 1997. Pursuant to the Separation Agreement, Mr. Bergman received 1,300,000 shares of Series A Preferred Stock plus $500,000 in cash in exchange for 1,400,000 shares of his Common Stock. Also pursuant to the Separation Agreement, from February 1993 to April 1997, the Company paid Mr. Bergman a fee of $15,000 per year for his services to the Company as a director. In addition, the Separation Agreement provided that Mr. Bergman had the right to engage the Company's employees in a limited capacity as consultants, and had access to the Company's mainframe computer facility, subject to certain restrictions. Pursuant to the Noncompetition Agreement, from February 1993 to April 1997, the Company paid Mr. Bergman $20,000 per month.

     From May 1, 1992 through November 17, 1997, the Company paid an aggregate of $938,272 in dividends to Mr. Bergman with respect to Series A Preferred Stock registered in his name and $50,056 in dividends to the Bergman Family Trust with respect to Series A Preferred Stock registered in its name. Pursuant to the mandatory redemption provisions of the Series A Preferred Stock, during 1997 the Company redeemed 148,674 shares of Series A Preferred Stock from Mr. Bergman for $1,014,700 and 16,161 shares of Series A Preferred Stock from the Bergman Family Trust for $110,299. Upon the closing of the Company's initial public offering, Mr. Bergman converted the Series A Preferred Stock registered in his name into 752,042 shares of Common Stock. Also in the initial public offering, the Bergman Family Trust converted the shares of Series A Preferred Stock registered in its name into 81,743 shares of Common Stock. Mr. Bergman disclaims beneficial ownership of the Common Stock held by the Bergman Family Trust.

     On March 7 and April 1, 1997, the Company issued to Blue Water, in a private placement transaction, an aggregate of 395,195 shares of Series B Preferred Stock at a purchase price of $6.326 per share. In connection with this transaction and pursuant to the terms of the Series B Preferred Stock, Mr. Barratt, an affiliate of Blue Water, became a member of the Board. Upon consummation of the Company's initial public offering in November 1997, the outstanding shares of Series B Preferred Stock were automatically converted into 592,793 shares of Common Stock.

     In the initial public offering, Mr. McGettigan, Ms. Clark, Mr. Bergman and the Bergman Family Trust sold 1,010,000, 120,000, 475,000 and 75,000 shares of Common Stock, respectively.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph and table show the cumulative total stockholder return on the Company's Common Stock compared to the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer & Data Processing Index for the period between November 18, 1997 (the date the Company's Common Stock began trading on the Nasdaq National Market) and December 31, 1997 (the last trading day in fiscal year
1997).* The graph assumes $100 was invested (1) in the Company's Common Stock,
(2) in the Nasdaq Stock Market (U.S.) Index and (3) in the Nasdaq Computer & Data Processing Index, and assumes reinvestment of dividends.

                                                      Landmark                             Nasdaq
                                                      Systems                            Computer &
                                                    Corporation       Nasdaq Stock          Data
               Measurement Period                      Common            Market          Processing
             (Fiscal Year Covered)                     Stock          (U.S.) Index         Index
11/18/97*                                                   100.00            100.00            100.00
11/30/97                                                       102               100               103
12/31/97                                                       129                99                96

* Information provided with respect to the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer & Data Process Index is for the period between October 31, 1997 and December 31, 1997. Such information was provided to the Company only on a monthly basis.

     The Nasdaq Stock Market (U.S.) Index has been selected as a broad equity market index. The Nasdaq Computer & Data Processing Index was selected because the Company believes that the index fairly represents the companies generally engaged in the line-of-business similar to that of Landmark.

            RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

                                  (PROPOSAL 3)

     In February 1998, the Board approved the selection of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending December 31, 1998. Audit services performed for the Company during fiscal year ended December 31, 1997 included examination of the Company's financial statements. Price Waterhouse LLP has informed the Company that it has no material direct or indirect interest in the Company.

     Price Waterhouse LLP has acted as the Company's independent accountants since 1985. Representatives of Price Waterhouse LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. In addition, under Section 16(a), trusts for which a reporting person is a trustee and a beneficiary (or for which a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of the Common Stock and other equity securities of the Company. Such reporting persons are required by rules of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. In 1997, the Company received Section 16(a) reports and written representations that certain reports were not required. The Company believes that during 1997 all reports that were required to be filed under Section 16 of the Exchange Act were timely filed.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Pursuant to rules of the Securities and Exchange Commission, stockholder proposals intended to be presented at the 1999 annual meeting of stockholders must be received by the Secretary of the Company at the Company's principal executive office in Vienna, Virginia on or before December 14, 1998 in order to be included in the Company's proxy statement and form of proxy relating to that meeting. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included.

                                          By order of the Board of Directors,


                                          Ralph E. Alexander
                                          Secretary

Dated: April 10, 1998

     STOCKHOLDERS ARE REMINDED TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                                                      APPENDIX A

                          LANDMARK SYSTEMS CORPORATION

                       1998 EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE OF PLAN

     The purpose of the Landmark Systems Corporation 1998 Employee Stock Purchase Plan is to provide a method for employees of Landmark Systems Corporation and its subsidiaries to acquire a proprietary interest in Landmark Systems Corporation through the purchase of common stock of Landmark Systems Corporation. The Landmark Systems Corporation 1998 Employee Stock Purchase Plan is intended to comply with the terms of Section 423 of the Internal Revenue Code of 1986, as amended.

2.  DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

          2.1 "Board " means the Board of Directors of the Corporation.

          2.2 "Cash Compensation " means the amounts paid to an Eligible Employee in cash for the performance of services, including cash payments of overtime, commissions, incentive compensation, and bonuses, before deduction of salary reduction contributions from the Eligible Employee's cash compensation pursuant to elections under a plan subject to Section 125 or 401(k) of the Code.

          2.3 "Code " means the Internal Revenue Code of 1986, as amended, or any successor law. A reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any successor law.

          2.4 "Commission " means the Securities and Exchange Commission or any successor agency.

          2.5 "Committee " means, if applicable, the committee established by the Board pursuant to Section 3 to be responsible for the general administration of the Plan.

          2.6 "Common Stock " means shares of the voting common stock, par value $0.01 per share, of the Corporation.

          2.7 "Corporation " means Landmark Systems Corporation, a Virginia corporation, or any successor thereto.

          2.8 "Eligible Employee " means any U.S. employee of the Corporation or of any Subsidiary who meets the eligibility requirements of Section 4. Foreign employees of the Corporation or of any Subsidiary are not eligible to participate.

          2.9 "Enrollment Form " means the form filed with the Corporation authorizing payroll deductions pursuant to Section 6.

          2.10 "Exchange Act " means the Securities Exchange Act of 1934, as amended.

          2.11 "Fair Market Value " means the lesser of (a) the closing price of the Common Stock reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") in the national market on the business day before the Offering Commencement Date, or (b) the closing price of the Common Stock reported on NASDAQ in the national market on the business day before the Offering Termination Date, provided that if there should be no sales of Common Stock reported on any such date, the Fair Market Value shall be deemed equal to the closing price as reported by NASDAQ for the last preceding date on which sales of Common Stock were reported. In the event that the Common Stock is listed upon an established stock exchange or exchanges, "Fair Market Value" means the closing price of Common Stock on the exchange that trades the largest volume of Common Stock on such date.

          2.12 "Investment Date " means the date on which shares of Common Stock are acquired. If the Common Stock is acquired from the Corporation, the "Investment Date" shall be the last business day of each Purchase Period during which shares of Common Stock are traded. If the Common Stock is purchased in the over-the-counter market or in a private transaction, the "Investment Date" shall be the date on which Common Stock is purchased.

          2.13 "Offering Commencement Date " means the first day of each calendar quarter.

          2.14 "Offering Termination Date " means the last day of each calendar quarter.

          2.15 "Participating Employee " means each Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

          2.16 "Payroll Deduction Account " means the account established for a Participating Employee to hold payroll deductions pursuant to Section 6.

          2.17 "Plan " means the Landmark Systems Corporation 1998 Employee Stock Purchase Plan, as it may be amended and restated from time to time.

          2.18 "Purchase Period " means a calendar quarter.

          2.19 "Purchase Price " means the price for each share of Common Stock, which shall be 90 percent of the Fair Market Value of such Common Stock.

          2.20 "Subsidiary " means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall determine whether a Subsidiary may adopt the Plan for the benefit of its employees.

3.  ADMINISTRATION OF THE PLAN

          3.1 Administration of Plan. The Plan shall be administered by the Board or by a committee appointed by the Board, which shall be composed of at least three (3) individuals.

          3.2 Authority of Board or Committee. The Board or, if applicable, the Committee shall have full power and authority to:

             (i) determine whether Common Stock shall be purchased from the Corporation or by purchases in the open market or in private transactions;

             (ii) interpret and construe the Plan and adopt such rules and regulations it shall deem necessary and advisable to implement and administer the Plan; and

             (iii) designate persons to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, provided that the Board or Committee may not delegate its authority if such delegation would cause the Plan not to comply with the requirements of Rule 16b-3 under the Exchange Act or any successor rule of the Commission.

     The foregoing determinations shall be made in accordance with the Board's or Committee's best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan.

          3.3 Determinations of Committee. A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any action which the Committee shall take through a written instrument signed by all of its members shall be as effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board.

          3.4 Delegation. The Board or Committee may delegate such non-discretionary administrative duties under the Plan to one or more agents as it shall deem necessary and advisable.

          3.5 Effect of Board or Committee Determination. No member of the Board or Committee shall be personally liable for any action or determination made in good faith with respect to the Plan or to any settlement of any dispute between a Participating Employee and the Corporation. Any decision made or action taken by the Committee or the Board with respect to the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

4.  ELIGIBILITY

     All U.S. employees of the Corporation and its Subsidiaries are eligible to participate in the Plan, except employees whose customary employment is twenty hours or less per week or who are employed for not more than five months in a calendar year. Each Eligible Employee may become a participant as of the first day of any calendar quarter by authorizing payroll deductions as provided in
Section 6.

     No director of the Corporation or of any Subsidiary who is not an employee shall be eligible to participate in the Plan. Independent contractors of the Corporation or any Subsidiary are not eligible to participate in the Plan.

5.  SHARES SUBJECT TO PLAN

     Subject to adjustment as provided in Section 14, the aggregate number of shares of Common Stock which may be issued and purchased under the Plan shall not exceed 1,000,000 shares of Common Stock. Shares needed to satisfy the needs of the Plan may be acquired from the Corporation or by purchase at the expense of the Corporation on the open market or in private transactions.

6.  ELECTION TO PARTICIPATE

     Each Eligible Employee may become a Participating Employee effective on the first day of any calendar quarter coincident with or following the date such individual becomes an Eligible Employee by filing with the Board or Committee an Enrollment Form authorizing specified regular payroll deductions from such Eligible Employee's Cash Compensation. Such regular payroll deductions shall be subject to a minimum deduction of $25 per payroll period and a maximum deduction of 10 percent of Cash Compensation. All regular payroll deductions shall be credited to the Payroll Deduction Account that the Corporation has established in the name of the Participating Employee.

     A Participating Employee may at any time withdraw from the Plan and cease to be a Participating Employee. An employee who has ceased to be a Participating Employee may not again become a Participating Employee until the first day of the next calendar quarter. A Participating Employee may, effective as of the first day of the following calendar quarter, increase or decrease the amount of such Participating Employee's payroll deductions by filing a new Enrollment Form.

     Enrollment Forms must be filed with the Corporation not less than fourteen days before the beginning of a calendar quarter to be effective for that calendar quarter unless a shorter period of time is prescribed by the Board or Committee. An Enrollment Form not filed within the prescribed filing period shall be effective the first day of the calendar quarter following the calendar quarter when it would otherwise become effective. An Enrollment Form, once filed, shall remain in effect for all subsequent payroll periods, unless the Participating Employee withdraws from the Plan or amends his or her Enrollment Form to increase or decrease the Employee's payroll deductions.

7.  PURCHASE FROM PAYROLL DEDUCTION ACCOUNT

     Each Participating Employee having eligible funds in such Participating Employee's Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of whole shares which the eligible funds in such Participating Employee's Payroll Deduction Account could purchase at the Purchase Price. Any portion of the Participating Employee's Payroll Deduction Account that is not applied to the purchase of shares of Common Stock shall be held for the purchase of shares on the next Investment Date, unless the Participant has withdrawn from the Plan. In such event, any funds credited to the Participating Employee's Payroll Deduction Account shall be returned, without interest.

8.  STOCK PURCHASES

     Shares of Common Stock shall be acquired for Participating Employees as of each Investment Date either from the Corporation or, if directed by the Board or Committee, by purchases on the open market or in private transactions using the payroll deduction amounts held by the Corporation for Participating Employees. If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Board or Committee, the Corporation will pay the difference between the Purchase Price and the price at which such shares are purchased for Participating Employees. As soon as practicable following each Investment Date, the Corporation shall direct the Corporation's transfer agent to credit on the books of the Corporation or deliver to each Participating Employee a stock certificate, the whole shares of stock acquired on such Investment Date by the Participating Employee.

9.  LIMITATION ON PURCHASES

     No Participating Employee may purchase any Common Stock under this Plan and any other plan of the Corporation, and its Subsidiary corporations intended to qualify under Section 423 of the Code if the Fair Market Value of the purchase plus the Fair Market Value of all prior purchases by the Participating Employee under such plans (determined by reference to the Fair Market Value on each date of purchase) during any calendar year exceeds $25,000.

     A Participating Employee's Payroll Deduction Account may not be used to purchase Common Stock on any Investment Date to the extent that after such purchase the Participating Employee would own (or be considered as owning within the meaning of Section 424(d) of the Code) stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. For this purpose, stock which the Participating Employee may purchase under any outstanding option shall be treated as owned by such Participating Employee. As of the first Investment Date on which this
Section 9 limits a Participating Employee's ability to purchase Common Stock, the employee shall cease to be a Participating Employee.

10.  TITLE TO SHARES

     The Corporation shall direct the Corporation's stock transfer agent to credit each Participating Employee with the whole shares acquired on each Investment Date. The Participating Employee may designate on his or her Enrollment Form whether shares shall be credited in the name of the Participating Employee or in the name of such Participating Employee jointly with a member of such Participating Employee's family, with right of survivorship. A Participating Employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may direct that shares be credited in the Participating Employee's name as tenant in common with a member of the Participating Employee's family, without right of survivorship.

11.  RIGHTS AS A SHAREHOLDER

     A Participating Employee shall have the right at any time to obtain a certificate for the whole shares of Common Stock credited to such Participating Employee or to direct that such shares be transferred to a broker designated by the Participating Employee to be held in street name.

     Subject to the provisions of Section 6, a Participating Employee shall have the right at any time to direct that any shares held in such Participating Employee's name be sold through a broker selected by the Participating Employee, and that the proceeds, less expenses of sale, be remitted to the Participating Employee.

     If a Participating Employee ceases to be such, the Participating Employee may elect to have the shares credited to such Participating Employee's name sold by a broker designated by the Participating Employee and the proceeds, after selling expenses, remitted, or the Participating Employee may elect to have a certificate for the whole shares of Common Stock credited to such Participating Employee's name forwarded to the Participating Employee.

     As a condition of participation in the Plan, each Participating Employee agrees to notify the Corporation in the event such individual sells or otherwise disposes of any of the shares of Common Stock acquired under this Plan within two years of the Investment Date on which such shares were purchased.

12.  RETIREMENT, TERMINATION AND DEATH

     In the event of a Participating Employee's retirement or termination of employment, or if a Participating Employee ceases to be such, the amount in the Participating Employee's Payroll Deduction Account shall be refunded to the Participating Employee, and, unless otherwise elected, certificates will be issued for whole shares held in such Participating Employee's name. If a Participating Employee elects to have the shares sold, the Participating Employee will receive the proceeds of the sale, less selling expenses. In the event of death, the amount in the Participating Employee's Payroll Deduction Account and all shares in the Participating Employee's name shall be delivered to the beneficiary designated by the Participating Employee in a writing filed with the Corporation. If no beneficiary has been designated, or if the designated beneficiary does not survive the Participating Employee, such amount and all shares shall be delivered to the estate of the Participating Employee.

13.  RIGHTS NOT TRANSFERABLE

     Rights under the Plan are not transferable by a Participating Employee except pursuant to a qualified domestic relations order, by will or by the laws of descent and distribution. All rights under the Plan are exercisable, during a Participating Employee's lifetime, only by such Participating Employee.

14.  CHANGES IN CAPITALIZATION

     Subject to any required action by the stockholders, the number of shares covered by the Plan and the Purchase Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. In the event of a change of all of the Corporation's authorized Common Stock with par value into the same number of shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Board or Committee, whose determination in that respect shall be final, binding and conclusive, provided that the Board or Committee shall make no adjustment that would cause the Plan to fail to continue to qualify as an employee stock purchase plan under
Section 423 of the Code.

     Except as hereinbefore expressly provided in this Section 14, a Participating Employee shall have no rights (i) by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or (ii) by reason of any dissolution, liquidation, merger, or consolidation, spin-off of assets or stock of another corporation, or any issue by the Corporation of shares of stock of any class, nor shall any of these actions affect, or cause an adjustment to be made with respect to, the number or Purchase Price of shares subject to the Plan. The Plan shall not affect in any way the right or power of the Corporation (i) to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, (ii) to merge or consolidate, (iii) to dissolve, liquidate, or sell or transfer all or any part of its business or assets or (iv) to issue any bonds, debentures, preferred or other preference stock ahead of or affecting the Common Stock.

15.  AMENDMENT OF THE PLAN

     The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Corporation must approve any amendment that would materially (i) decrease the Purchase Price, (ii) increase the number of shares of Common Stock that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

16.  TERMINATION OF THE PLAN

     The Plan shall terminate on the earlier of:

          (a) the Investment Date that Participating Employees become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

          (b) April 1, 2008, or at any earlier date at the discretion of the Board of Directors.

     In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participating Employees on a pro rata basis. Upon termination of the Plan, all amounts in an employee's Payroll Deduction Account that are not used to purchase Common Stock will be refunded.

17.  GOVERNING LAW

     The Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

18.  EFFECTIVE DATE OF PLAN

     The Plan shall become effective on the date and at the time of the Corporation's 1998 annual meeting of shareholders, subject to the approval of the Plan on or before such date by a majority of the voting shares of Common Stock represented and entitled to vote.

[X]     PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE


                                                           NOMINEES:        Patrick H. McGettigan, Katherine K. Clark,
 1.  Election of      FOR    WITHHELD    *EXCEPTIONS                        Ralph E. Alexander, Henry D. Barratt, Jr.,
     Directors        [  ]     [  ]         [  ]                            Jeffrey H. Bergman, T. Eugene Blanchard
                                                                            and Patrick W. Gross

 *Exceptions                                             INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                                                                       NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT
                                                                       NOMINEE'S NAME IN THE SPACE PROVIDED AT LEFT.

                                                                               FOR    AGAINST     ABSTAIN
 2.      Approval of adoption of 1998 Employee Stock                          [  ]     [  ]        [  ]
         Purchase Plan

 3.      Ratification of selection of Price Waterhouse                        [  ]     [  ]        [  ]
         LLP as independent accountants

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
   UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
   THE MEETING OR ANY ADJOURNMENT OR  POSTPONEMENT
   THEREOF.

If you plan to attend meeting, please check here                              [  ]

Change of Address and or Comments mark here                                   [  ]

The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator,
Trustee or Guardian should give their full title.

VOTE MUST BE INDICATED (X)IN BLACK OR BLUE INK.

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED
POSTAGE PREPAID ENVELOPE.)

DATED
       ------------------------------------------------------
SIGNATURE
         ----------------------------------------------------
SIGNATURE
         ---------------------------------------------------

                          LANDMARK SYSTEMS CORPORATION

                          PROXY/VOTING INSTRUCTION CARD



 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LANDMARK SYSTEMS
       CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 11, 1998.

       The undersigned appoints Ralph E. Alexander and Leslie J. Collins, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Landmark Systems Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 11, 1998, and at any adjournment or postponement thereof, as indicated on the reverse side.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

             (Continued and to be dated and signed on the reverse side.)

             Landmark Systems Corporation
             8000 Towers Crescent Drive
             Vienna, Virginia 22182



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